UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/13/2010

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 13, 2010, Raser Technologies, Inc. (the "Company") commenced the registered offering of up to 9,305,790 shares of its common stock, par value $0.01 per share, and warrants to purchase up to 4,652,895 shares of its common stock. The common stock and warrants will be sold in units (the "Units"), with each Unit consisting of one share of the Company's common stock, par value $0.01 per share ("Common Stock"), and one warrant to purchase 0.50 shares of Common Stock (each, a "Warrant" and collectively, the "Warrants") at an initial exercise price of $0.25 per share. Each Unit will be sold at a negotiated price of $0.27 per Unit.
The Company is offering these Units to Evergreen Clean Energy, LLC and Bombay Investments (the "Lenders"), each of whom hold a promissory note from the Company pursuant to that certain Unsecured Line of Credit Agreement and Promissory Note dated as of January 27, 2009, as amended on July 22, 2009, August 5, 2010 and as further amended on October 13, 2010 pursuant to this transaction (the "Line of Credit"). The Company intends to use the proceeds from the offering to satisfy a certain portion of the Company's obligations to the Lenders under the Line of Credit. Additionally, pursuant to Amendment No. 3 to Unsecured Line of Credit Agreement and Promissory Note, dated as of October 13, 2010 ("Amendment No. 3"), the Lenders have agreed to extend the maturity date of the remaining balance of the Line of Credit from October 31, 2010 to June 30, 2011.
The sale of the Units to the Lenders is being made pursuant to Subscription Agreements dated October 13, 2010 (the "Subscription Agreements") with each of the Lenders. Pursuant to the Subscription Agreements, the Lenders have agreed to purchase the Units for a negotiated price of $0.27 per Unit, resulting in gross proceeds to the Company of approximately $2.5 million, before deducting estimated offering expenses of approximately $5,000. In lieu of receiving cash proceeds the Company anticipates that the Lenders will purchase units by delivering promissory notes to the Company and electing to forego repayment of the commensurate amounts that are owed to them under the Line of Credit as an offset against the amounts owed pursuant to the promissory notes. The per share exercise price for the Warrants is $0.25. The Warrants are exercisable at any time on or after the date of issuance and expire on the date that is ten years from the date of issuance. The closing of the sale and issuance of the Units to the Lenders is expected to be completed on or before October 27, 2010, subject to the satisfaction of customary closing conditions.

The Company is offering and selling the above-described securities pursuant to a prospectus dated June 12, 2009 and a prospectus supplement dated October 13, 2010, pursuant to the Company's shelf registration statement on Form S-3 (SEC File No. 333-159649) previously declared effective by the Securities and Exchange Commission (the "Shelf Registration Statement"). The prospectus supplement and accompanying prospectus have been filed separately with the Securities and Exchange Commission.

A copy of the form of Warrant, opinion of Stoel Rives LLP, form of Subscription Agreement and Amendment No. 3are attached to this Current Report on Form 8-K as Exhibits 4.1, 5.1, 10.1 and 10.2, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the terms set forth in the Warrants and the Subscription Agreements and Amendment No. 3, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these exhibits. This Current Report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 4.1, 5.1, 10.1 and 10.2 by reference into the Shelf Registration Statement.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description
4.1        Form of Warrant to be issued by Raser Technologies, Inc.
5.1        Opinion of Stoel Rives LLP
10.1        Form of Subscription Agreement between Raser Technologies, Inc. and the investor signatories thereto
10.2        Amendment No. 3 to Unsecured Line of Credit Agreement and Promissory Note dated October 13, 2010 among Raser Technologies, Inc., Evergreen Clean Energy Fund, LLC and Bombay Investments
23.1        Consent of Stoel Rives LLP (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: October 19, 2010	By:	/s/ Nicholas Goodman
Nicholas Goodman
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Form of Warrant to be issued by Raser Technologies, Inc.
EX-5.1	Opinion of Stoel Rives LLP
EX-10.1	Form of Subscription Agreement between Raser Technologies, Inc. and the investor signatories thereto
EX-10.2	Amendment No. 3 to Unsecured Line of Credit Agreement and Promissory Note dated October 13, 2010 among Raser Technologies, Inc., Evergreen Clean Energy Fund, LLC and Bombay Investments